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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
LaBranche & Co Inc.:

        We consent to the incorporation by reference in the Registration Statements listed below of LaBranche & Co Inc. of our report dated March 15, 2004, with respect to the consolidated statements of financial condition of LaBranche & Co Inc. as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003, annual report on Form 10-K of LaBranche & Co Inc.

        Our report refers to the Company's adoption of changes in accounting for goodwill and other intangible assets. The consolidated statements of operations, changes in stockholders' equity and cash flows of LaBranche & Co Inc. for the year ended December 31, 2001 and the related financial statement schedule, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements and financial statement schedule in their report dated January 17, 2002.

Registration Statements on Form S-3
Registration Number

333-76928
333-73212

Registration Statements on Form S-8
Registration Number

333-44464
333-102607

/s/ KPMG LLP New York, New York March 15, 2004

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT